Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

MSG Spinco, Inc.:

We consent to the use of our report dated August 21, 2015, with respect to the combined financial statements of MSG Spinco, Inc. (a combination of the sports and entertainment businesses and certain other assets of The Madison Square Garden Company), included in its registration statement on Form 10 Amendment No. 6 filed with the Securities and Exchange Commission on September 11, 2015, incorporated by reference herein.

/s/ KPMG LLP

New York, New York

September 29, 2015